Exhibit 99.1

Spectra Energy Partners Reports Third Quarter 2017 Results and

Announces 40th Consecutive Quarterly Cash Distribution Increase

HOUSTON, November 1, 2017 – Spectra Energy Partners, LP (NYSE: SEP) today reported net income of $471 million, including net income from controlling interests of $460 million, for the third quarter ended September 30, 2017, with diluted earnings per limited partner unit of $1.15. The third quarter results included non-recurring special items of $80 million, which increased diluted earnings per limited partner unit by $0.26.

HIGHLIGHTS:

•	Growth in earnings and cash flow supported by expansion projects and solid base business performance
•	More than $2 billion of projects to be placed into service in 2017; continued advancement of an incremental $2.5 billion of commercially secured projects
•	NEXUS received FERC approval in late August and construction is now underway with a targeted in-service date of third quarter 2018
•	Announced 40th consecutive quarterly distribution increase, representing a 7.4% increase over the distribution declared in November 2016

Third quarter 2017 ongoing distributable cash flow (DCF) was $398 million, compared with $313 million in the prior-year quarter. Full-year coverage is expected to be at the high end of the previously provided guidance range of 1.05x-1.15x.

For the quarter, ongoing earnings before interest, taxes, depreciation and amortization (EBITDA) were $554 million, compared with $469 million in the prior-year quarter. Ongoing net income from controlling interests was $379 million for the quarter, or $0.89 diluted earnings per limited partner unit, compared with $313 million, or $0.76 diluted earnings per limited partner unit in the prior-year quarter. Net income from controlling interests was $460 million for the quarter, or $1.15 diluted earnings per limited partner unit, compared with $275 million, or $0.64 diluted earnings per limited partner unit in the prior-year quarter.

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QUARTERLY DISTRIBUTION

Spectra Energy Partners announced today that the board of directors of the general partner declared a quarterly cash distribution to unitholders of $0.72625 per unit, an increase of 1.25 cents over the previous level of $0.71375 per unit and a 7.4% increase compared to third quarter 2016. The cash distribution is payable on November 29, 2017 to unitholders of record at the close of business on November 13, 2017. This quarterly cash distribution equates to $2.905 per unit on an annual basis.

PRESIDENT COMMENT

“Spectra Energy Partners achieved another solid quarter primarily due to the contributions from our robust expansion program,” said Bill Yardley, Chairman and President of Spectra Energy Partners. “We are on track to place more than $2 billion of projects into service in 2017 which will support our continued stable cash flow generation for investors. Most notably, Sabal Trail was placed into service on-time and on-budget in July and we are bringing three additional projects into service in November – Access South, Adair Southwest and the initial phase of Atlantic Bridge. We are also pleased to have FERC approval for the NEXUS project, which is now under construction and scheduled to come into service in third quarter 2018.

“Our base business also continues to perform well. We realized a renewal rate of 98% of contracted revenues on our U.S. natural gas pipelines – a solid indication of the value our customers place on our services and existing strategic footprint.

“We are pleased to announce our quarterly cash distribution increase which marks the 10th consecutive year of quarterly distribution increases demonstrating SEP’s low-risk, stable distributable cash flow model,” Mr. Yardley concluded.

SEGMENT RESULTS

U.S. Transmission

Ongoing EBITDA from U.S. Transmission was $505 million in the third quarter 2017, compared with $430 million for the third quarter of 2016 and reflects increased earnings from expansion projects (AIM, Gulf Markets, NEXUS, Access South and Adair Southwest) and slightly lower operating costs. The 2017 and 2016 ongoing results exclude special items of $18 million and $38 million in expenses, respectively, both related to the 2016 Texas Eastern pipeline incident. The 2017 ongoing results also exclude a $106 million gain realized as a result of the deconsolidation and fair value re-measurement of our interest in Sabal Trail, partially offset by $4 million in expense, primarily from merger-related costs.

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Liquids

Ongoing EBITDA from Liquids was $67 million in the third quarter 2017, compared with $60 million in the third quarter 2016. The increase is primarily a result of increased revenues due to the Express Enhancement project placed into service in October 2016.

Other

Ongoing net expenses from "Other" were $18 million and $21 million in the third quarters 2017 and 2016, respectively. The 2017 period excludes special items of $3 million, primarily from merger-related costs.

Interest Expense

Interest expense was $75 million in the third quarter 2017, compared with $53 million in the third quarter 2016, reflecting lower capitalized interest due to Sabal Trail being placed into service in July 2017, and higher average debt balances in 2017.

Liquidity and Capital Expenditures

Total debt outstanding as of September 30, 2017, was $8.3 billion, with available liquidity of approximately $600 million.

This year, Spectra Energy Partners has received net proceeds of $141 million through its "At the Market" (ATM) equity issuance program, inclusive of the General Partner’s investment to maintain its 2% ownership.

Including contributions from non-controlling interests, Spectra Energy Partners has $1.5 billion of capital expansion spending planned in 2017, which is expected to be funded through a combination of debt, equity, including the use of its ATM program, and return of capital from joint venture asset-level financings. Total capital spending for the three months ended September 30, 2017, was $291 million, consisting of $222 million of growth capital expenditures and $69 million of maintenance capital expenditures.

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EXPANSION PROJECT UPDATES

Commercially Secured Projects

Following Sabal Trail’s on-time placement into service in early July, commercial operations in October increased to 700,000 dekatherms per day (Dth/d) from the initial levels of 400,000 Dth/d.  The 515-mile pipeline will have the capacity to deliver approximately 1.1 billion cubic feet of natural gas per day to the Southeast U.S. markets once approved future expansions are completed.

Commercial service has been initiated on Access South and Adair Southwest. These projects, along with the Lebanon Extension and the Gulf Markets Expansion that were placed into service ahead of schedule in early August, complete the multi-year transformation of a significant portion of Texas Eastern into a bi-directional system. This expanded capability, along with Texas Eastern’s M3 market access, provides up to 8 Bcf/d of deliverability out of the Marcellus and Utica basins.

The Connecticut facilities of Atlantic Bridge have been placed into service delivering revenues and incremental volumes on Algonquin to serve a New England LDC. Full in-service of all project facilities is expected in the second half of 2018.

Progress also continues on the Bayway Lateral and it remains on target to achieve in-service at the beginning of 2018.

The NEXUS and TEAL projects received their FERC certificates in August and NEXUS received its notice to proceed from FERC in early October.  Construction is now underway on NEXUS and full in-service is targeted for third quarter 2018.  In light of the prolonged lack of quorum at FERC and associated cost pressures, our portion of the estimated capex for NEXUS and TEAL has been revised to $1.3 billion and $200 million, respectively.

Progress continues on SEP’s other projects in execution with Stratton Ridge receiving its Environmental Assessment in early October. We filed our FERC application for the Texas and Louisiana Markets Projects adding 157,500 Dth/d of demand-pull volume to our suite of southern area projects that are in execution. SEP’s other projects in execution continue to advance through various stages of the regulatory approval process and remain on track for their respective targeted in-service dates.

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Development Opportunities

We received interest from power generators and other end-use markets in the Midwest, Mid-Atlantic and Northeast regions through the Texas Eastern Enhanced Electric Reliability Project open season that concluded at the end of September.  We are working with the customers who placed bids, tailoring service offerings to meet their needs.  Electric reliability is receiving significant attention lately due to the Department of Energy recommending the reimbursement of generators for fuel security. This renewed focus may provide additional opportunities for our pipelines to reliably deliver firm transportation of fuel to the 70 plants attached to our pipeline systems.

ADDITIONAL INFORMATION

Additional information about third quarter 2017 earnings can be obtained via the Spectra Energy Partners website: www.spectraenergypartners.com.

Spectra Energy Partners will host a joint webcast with Enbridge Inc. (TSX, NYSE: ENB) on November 2, 2017 at 8 a.m. CT. The webcast will be available via the Spectra Energy Partners Events & Presentations page, and the conference call can be accessed by dialing (877) 930-8043 in North America or (253) 336-7522 outside North America. The participant passcode is 95724866#.

A replay of the call will be available via the Spectra Energy Partners Events & Presentations page, or by dialing (855) 859-2056 in North America or (404) 537-3406 outside North America and using the above passcode.

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Spectra Energy Partners’ media and investor relations teams will be available after the call for any additional questions.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests as a measure to evaluate operations of the partnership. This measure is a non-GAAP financial measure as it represents net income from controlling interests, excluding special items. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income from controlling interests provides useful information to investors, as it allows investors to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measure for ongoing net income from controlling interests is net income from controlling interests.

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We use earnings from continuing operations before interest, income taxes, and depreciation and amortization (EBITDA) and ongoing EBITDA, non-GAAP financial measures, as performance measures for Spectra Energy Partners, LP. Ongoing EBITDA represents EBITDA, excluding special items. We believe that the presentation of EBITDA and ongoing EBITDA provides useful information to investors, as it allows investors to more accurately compare Spectra Energy Partners, LP’s performance across periods. The most directly comparable GAAP measure for EBITDA and ongoing EBITDA for Spectra Energy Partners, LP is net income.

The primary performance measures used by us to evaluate segment performance are segment EBITDA and Other EBITDA. We consider segment EBITDA and Other EBITDA, which are the GAAP measures used to report segment results, to be good indicators of each segment's operating performance from its continuing operations as they represent the results of our segments' operations before depreciation and amortization without regard to financing methods or capital structures. Our segment EBITDA and Other EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner.

We also use ongoing segment EBITDA as a measure of performance. Ongoing segment EBITDA is a non-GAAP financial measure, as it represents reported segment EBITDA, excluding special items. We believe that the presentation of ongoing segment EBITDA provides useful information to investors, as it allows investors to more accurately compare a segment's ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment EBITDA is segment EBITDA.

We also present Distributable Cash Flow (DCF), which is a non-GAAP financial measure. We believe that the presentation of DCF provides useful information to investors, as it represents the cash generation capabilities of the partnership to support distribution growth. We also use ongoing DCF, which is a non-GAAP financial measure, as it represents DCF, excluding the cash effect of special items. The most directly comparable GAAP measure for DCF and ongoing DCF is net income. We also use DCF coverage, which is a non-GAAP financial measure, as it represents DCF divided by distributions declared on partnership units. The most directly comparable GAAP measure for DCF coverage is Earnings-Per-Unit (EPU).

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The non-GAAP financial measures presented in this press release should not be considered in isolation or as an alternative to financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships because other partnerships may not calculate these measures in the same manner.

Distribution Information

This information is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Under rules applicable to publicly-traded partnerships, our distributions to non-U.S. unitholders are subject to withholding tax at the highest effective applicable rate to the extent attributable to income that is effectively connected with the conduct of a U.S. trade or business. Given the uncertainty at the time of making distributions regarding the amount of any distribution that is attributable to income that is so effectively connected, we intend to treat all of our distributions as attributable to our U.S. operations, and as a result, the entire distribution will be subject to withholding.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2016 Form 10-K, filed on February 24, 2017, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Spectra Energy Partners

Spectra Energy Partners, LP is one of the largest pipeline master limited partnerships in the United States and connects growing supply areas to high-demand markets for natural gas and crude oil. These assets include more than 15,000 miles of transmission pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 5.6 million barrels of crude oil storage. Spectra Energy Partners, LP is traded on the New York stock exchange under the symbol SEP; information about the company is available on its website at www.spectraenergypartners.com.

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FOR FURTHER INFORMATION PLEASE CONTACT:

Media:	Michael Barnes
Toll Free: (877) 496-8142
michael.barnes@enbridge.com

Analysts and Investors:	Roni Cappadonna
(713) 627-4778 or Toll Free: (800) 481-2804
roni.cappadonna@enbridge.com

###

9

Spectra Energy Partners, LP

Quarterly Highlights

September 2017

(Unaudited)

(millions of dollars, except per-unit amounts)

Reported - These results include the impact of special items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
INCOME
Operating Revenues	$693	$628	$2,088	$1,870
Total Reportable Segment EBITDA	656	452	1,745	1,383
Net Income - Controlling Interests	460	275	1,105	860

EBITDA BY BUSINESS SEGMENT
U.S. Transmission	$589	$392	$1,548	$1,209
Liquids	67	60	197	174
Total Reportable Segment EBITDA	656	452	1,745	1,383
Other EBITDA	(21)	(21)	(92)	(63)
Total Reportable Segment and Other EBITDA	$635	$431	$1,653	$1,320

PARTNERS' CAPITAL
Declared Cash Distribution per Limited Partner Unit	$0.72625	$0.67625	$2.14125	$1.99125
Weighted Average Units Outstanding
Limited Partner Units	311	304	310	296
General Partner Units	6	6	6	6

DISTRIBUTABLE CASH FLOW
Distributable Cash Flow	$363	$270	$1,060	$916

CAPITAL AND INVESTMENT EXPENDITURES (a)
Capital expenditures - U.S. Transmission			$1,576	$1,561
Capital expenditures - Liquids			16	54
Investment expenditures			218	112
Total			$1,810	$1,727

U.S. TRANSMISSION
Operating Revenues	$595	$535	$1,783	$1,602
Operating Expenses
Operating, Maintenance and Other	181	217	582	572
Other Income and Expenses	175	74	347	179
EBITDA	$589	$392	$1,548	$1,209

LIQUIDS
Operating Revenues	$98	$93	$305	$268
Operating Expenses
Operating, Maintenance and Other	28	32	104	94
Other Income and Expenses	(3)	(1)	(4)	—
EBITDA	$67	$60	$197	$174

Express Pipeline Revenue Receipts, MBbl/d (b)	255	235	260	234
Platte PADD II Deliveries, MBbl/d	119	131	133	131
Canadian Dollar Exchange Rate, Average	1.25	1.30	1.31	1.32

	September	December
	2017	2016

Debt	$8,253	$7,213

Actual Units Outstanding	317	315

(a) Excludes contributions received from noncontrolling interests of $416 million in 2017 and $437 million in 2016.

(b) Thousand barrels per day.

Spectra Energy Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited)

(millions of dollars)

Reported - These results include the impact of special items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Operating Revenues	$693	$628	$2,088	$1,870

Operating Expenses	319	348	1,039	961

Operating Income	374	280	1,049	909

Other Income and Expenses	176	73	348	181
Interest Expense	75	53	191	165

Earnings Before Income Taxes	475	300	1,206	925
Income Tax Expense	4	4	14	13

Net Income	471	296	1,192	912
Net Income - Noncontrolling Interests	11	21	87	52
Net Income - Controlling Interests	$460	$275	$1,105	$860

Spectra Energy Partners, LP

Condensed Consolidated Balance Sheets

(Unaudited)

(millions of dollars)

	September 30,	December 31,
	2017	2016

ASSETS
Current Assets	$504	$660
Investments and Other Assets	6,298	4,469
Net Property, Plant and Equipment	14,596	16,092
Regulatory Assets and Deferred Debits	321	385
Total Assets	$21,719	$21,606

LIABILITIES AND EQUITY
Current Liabilities	$2,992	$1,779
Long-term Debt	5,714	6,223
Deferred Credits and Other Liabilities	203	200
Equity	12,810	13,404
Total Liabilities and Equity	$21,719	$21,606

Spectra Energy Partners, LP

Distributable Cash Flow

(Unaudited)

(millions of dollars)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Income	$471	$296	$1,192	$912
Add:
Interest expense	75	53	191	165
Income tax expense	4	4	14	13
Depreciation and amortization	86	78	258	232
Foreign currency (gain) loss	(1)	—	(1)	—
Less:
Third party interest income	—	—	1	2
EBITDA	635	431	1,653	1,320

Add:
Earnings from equity investments	(161)	(35)	(239)	(92)
Distributions from equity investments	54	35	132	132
Other	9	9	9	12

Less:
Interest expense	75	53	191	165
Equity AFUDC	14	38	107	84
Net cash paid for income taxes	4	2	12	7
Distributions to non-controlling interests	12	7	37	22
Maintenance capital expenditures	69	70	148	178
Total Distributable Cash Flow	$363	$270	$1,060	$916

Spectra Energy Partners, LP

Reported to Ongoing Distributable Cash Flow Reconciliation

Unaudited

(In millions)

	Three Months Ended

	September 30, 2017			September 30, 2016
	Reported	Less: Special Items	Ongoing	Reported	Less: Special Items	Ongoing
Net Income	$471	$81	$390	$296	$(38)	$334
Add:
Interest expense	75	—	75	53	—	53
Income tax expense	4	—	4	4	—	4
Depreciation and amortization	86	—	86	78	—	78
Foreign currency loss	(1)	—	(1)	—	—	—
Less:
Third party interest income	—	—	—	—	—	—
EBITDA	635	81	554	431	(38)	469

Add:
Earnings from equity	(161)	(106)	(55)	(35)	—	(35)
Distributions from equity investments	54	—	54	35	—	35
Other	9	—	9	9	—	9

Less:
Interest expense	75	—	75	53	—	53
Equity AFUDC	14	—	14	38	—	38
Net cash paid for income taxes	4	—	4	2	—	2
Distributions to non-controlling interests	12	—	12	7	—	7
Maintenance capital	69	10	59	70	5	65
Total Distributable Cash Flow	$363	$(35)	$398	$270	$(43)	$313

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

September 2017 Quarter-to-Date

(Unaudited)

(millions of dollars)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$589	$84	A	$505
Liquids	67	—		67
Total Reportable Segment EBITDA	656	84		572

Other	(21)	(3)	B	(18)
Total Reportable Segment and other EBITDA	$635	$81		$554

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$635	$81		$554
Depreciation and Amortization	(86)	—		(86)
Interest Expense	(75)	—		(75)
Other Income and Expenses	1	—		1
Income Tax Expense	(4)	—		(4)
Total Net Income	471	81		390

Total Net Income - Noncontrolling Interests	(11)	—		(11)

Total Net Income - Controlling Interests	$460	$81		$379

A - Primarily attributable to a gain as a result of the deconsolidation and re-measurement of Sabal Trail, partially offset by inspection and repair costs related to Texas Eastern Pipeline incident

B - Primarily merger-related severance costs

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

September 2017 Year-to-Date

(Unaudited)

(millions of dollars)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$1,548	$47	A	$1,501
Liquids	197	(3)	B	200
Total Reportable Segment EBITDA	1,745	44		1,701

Other	(92)	(38)	B	(54)
Total Reportable Segment and other EBITDA	$1,653	$6		$1,647

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$1,653	$6		$1,647
Depreciation and Amortization	(258)	—		(258)
Interest Expense	(191)	—		(191)
Other Income and Expenses	2	—		2
Income Tax Expense	(14)	—		(14)
Total Net Income	1,192	6		1,186

Total Net Income - Noncontrolling Interests	(87)	—		(87)

Total Net Income - Controlling Interests	$1,105	$6		$1,099

A - Primarily attributable to a gain as a result of the deconsolidation and re-measurement of Sabal Trail, partially offset by inspection and repair costs related to Texas Eastern Pipeline incident

B - Primarily merger-related severance costs

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

September 2016 Quarter-to-Date

(Unaudited)

(millions of dollars)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$392	$(38)	A	$430
Liquids	60	—		60
Total Reportable Segment EBITDA	452	(38)		490

Other	(21)	—		(21)
Total Reportable Segment and other EBITDA	$431	$(38)		$469

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$431	$(38)		$469
Depreciation and Amortization	(78)	—		(78)
Interest Expense	(53)	—		(53)
Other Income and Expenses	—	—		—
Income Tax Expense	(4)	—		(4)
Total Net Income	296	(38)		334

Total Net Income - Noncontrolling Interests	(21)	—		(21)

Total Net Income - Controlling Interests	$275	$(38)		$313

A- Inspection and repair costs related to the Texas Eastern pipeline incident in Pennsylvania.

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

September 2016 Year-to-Date

(Unaudited)

(millions of dollars)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported/ Ongoing Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$1,209	$(44)	A	$1,253
Liquids	174	—		174
Total Reportable Segment EBITDA	1,383	(44)		1,427

Other	(63)	—		(63)
Total Reportable Segment and other EBITDA	$1,320	$(44)		$1,364

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$1,320	$(44)		$1,364
Depreciation and Amortization	(232)	—		(232)
Interest Expense	(165)	—		(165)
Other Income and Expenses	2	—		2
Income Tax Expense	(13)	—		(13)
Total Net Income	912	(44)		956

Total Net Income - Noncontrolling Interests	(52)	—		(52)

Total Net Income - Controlling Interests	$860	$(44)		$904

A - Inspection and repair costs related to the Texas Eastern pipeline incident in Pennsylvania

Spectra Energy Partners, LP

Distributable Cash Flow

(Unaudited)

(millions of dollars)

	2017e (low)	2017e	2017e
Total Reported Net Income	$1,525	$1,565	$1,605
Add:
Interest expense	280	280	280
Income tax expense	5	5	5
Depreciation and amortization	350	350	350
EBITDA	2,160	2,200	2,240

Add:
Earnings from equity investments	(200)	(200)	(200)
Distributions from equity investments	150	150	150
Other	10	10	10

Less:
Interest expense	280	280	280
Equity AFUDC	115	115	115
Net cash paid for income taxes	15	15	15
Distributions to non-controlling interests	45	45	45
Maintenance capital expenditures	265	265	265
Total Distributable Cash Flow	$1,400	$1,440	$1,480

DCF Coverage	1.05x	1.10x	1.15x